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                                                                    EXHIBIT 12.1

                           NATIONAL CITY CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                  (UNAUDITED)

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                                                                                  For the Calendar Year
                                                              --------------------------------------------------------------
                   (DOLLARS IN THOUSANDS)                        2003         2002         2001         2000         1999
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
COMPUTATION EXCLUDING PREFERRED STOCK DIVIDENDS:
Income before income tax expense                              $3,237,466   $2,168,801   $2,166,501   $1,971,892   $2,148,613
Interest on nondeposit interest bearing liabilities              738,085      762,163    1,198,172    1,671,187    1,277,054
Portion of rental expense deemed representative of interest       37,116       37,544       35,281       34,825       30,567
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  Total income for computation excluding interest on
    deposits                                                   4,012,667    2,968,508    3,399,954    3,677,904    3,456,234
Interest on deposits                                             891,731    1,148,378    1,777,731    1,937,034    1,635,533
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  Total income for computation including interest on
    deposits                                                  $4,904,398   $4,116,886   $5,177,685   $5,614,938   $5,091,767
============================================================================================================================
Fixed charges excluding interest on deposits                  $  775,201   $  799,707   $1,233,453   $1,706,012   $1,307,621
============================================================================================================================
Fixed charges including interest on deposits                  $1,666,932   $1,948,085   $3,011,184   $3,643,046   $2,943,154
============================================================================================================================
Ratio excluding interest on deposits                               5.18X        3.71x        2.76x        2.16x        2.64x
Ratio including interest on deposits                               2.94X        2.11x        1.72x        1.54x        1.73x
COMPUTATION INCLUDING PREFERRED STOCK DIVIDENDS:
  Total income for computation excluding interest on
    deposits                                                  $4,012,667   $2,968,508   $3,399,954   $3,677,904   $3,456,234
============================================================================================================================
  Total income for computation including interest on
    deposits                                                  $4,904,398   $4,116,886   $5,177,685   $5,614,938   $5,091,767
============================================================================================================================
Fixed charges excluding interest on deposits and preferred
  stock dividends                                             $  775,201   $  799,707   $1,233,453   $1,706,012   $1,307,621
Pretax preferred stock dividends                                      --           32        1,563        2,065        2,691
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Fixed charges including preferred stock dividends, excluding
 interest on deposits                                            775,201      799,739    1,235,016    1,708,077    1,310,312
Interest on deposits                                             891,731    1,148,378    1,777,731    1,937,034    1,635,533
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Fixed charges including interest on deposits and preferred
  stock dividends                                             $1,666,932   $1,948,117   $3,012,747   $3,645,111   $2,945,845
============================================================================================================================
Ratio excluding interest on deposits                               5.18X        3.71x        2.75x        2.15x        2.64x
Ratio including interest on deposits                               2.94X        2.11x        1.72x        1.54x        1.73x

COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                                        $  891,731   $1,148,378   $1,777,731   $1,937,034   $1,635,533
  Interest on nondeposit interest bearing liabilities            738,085      762,163    1,198,172    1,671,187    1,277,054
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  Total interest charges                                      $1,629,816   $1,910,541   $2,975,903   $3,608,221   $2,912,587
============================================================================================================================
Rental Expense:
  Building rental expense                                     $  112,474   $  113,769   $  106,911   $  105,529   $   92,626
  Portion of rental expense deemed representative of
   interest                                                       37,116       37,544       35,281       34,825       30,567
Preferred Stock Charge:
  Preferred stock dividends                                           --           21        1,016        1,342        1,749
  Pretax preferred dividends                                          --           32        1,563        2,065        2,691
============================================================================================================================
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